Exhibit 99.1

For more information contact

CenterPoint Energy

Media: Leticia Lowe 713.207.7702

Investors: David Mordy 713.207.6500

Vectren Corporation

Media: Natalie Hedde 812.491.5105

Investors: Dave Parker 812.491.4135

For Immediate Release

CenterPoint Energy and Vectren to Merge

Advances strategy to become a leading U.S. energy delivery,

infrastructure and services company

•	Vectren shareholders to receive $72.00 in cash for each share of Vectren common stock

•	Complementary businesses to operate regulated utility businesses in eight states, have combined footprint in nearly 40 states, and serve over 7 million customers

•	Combined company to be named CenterPoint Energy with corporate headquarters in Houston; Vectren will become a CenterPoint Energy company with the combined company’s natural gas utilities operations and the Indiana electric operation to be headquartered in Evansville, Ind.

•	CenterPoint Energy expects to maintain annual guidance basis EPS growth target of 5 to 7 percent in 2019 and 2020, excluding any one-time charges related to the merger

•	Transaction anticipated to be funded by combination of equity and debt; capital structure and resulting credit metrics expected to support solid investment grade credit quality

Houston and Evansville, Ind. – April 23, 2018 – CenterPoint Energy, Inc. (NYSE: CNP) and Vectren Corporation (NYSE: VVC) today announced they have entered into a definitive merger agreement to form a leading energy delivery, infrastructure and services company serving more than 7 million customers across the United States.

Under the terms of the agreement, which have been unanimously approved by both CenterPoint Energy’s and Vectren’s Boards of Directors, Vectren shareholders will receive $72.00 in cash for each share of Vectren common stock. CenterPoint Energy will also assume all outstanding Vectren net debt.

“This merger represents a significant step toward our vision to lead the nation in delivering energy, service and value. By combining our two highly complementary companies, we are creating an energy delivery, infrastructure and services leader that will drive value for our shareholders and customers, while enhancing growth opportunities for our businesses,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “From the evolution of customer expectations to the development of innovative technologies, this is a time of extraordinary opportunity for our industry. As a combined company, we will continue to focus on a future that benefits our customers, employees, communities and shareholders.”

-more-

Vectren Chairman, President and Chief Executive Officer Carl L. Chapman said, “With CenterPoint Energy, we’ve found the right partner to begin the next chapter for Vectren and our family of companies. They share the same core values and dedication to the communities they serve, which is evidenced by the commitments they have made to our employees, philanthropic outreach, and Evansville, Ind., our home, where CenterPoint Energy will locate the newly combined company’s natural gas utility operations headquarters. Together, we will be a stronger, more competitive company that will be well-positioned to continue to provide value for our stakeholders in the years to come.”

The Combined Company

The combined company is expected to have electric and natural gas delivery operations in eight states with assets totaling $29 billion and an enterprise value of $27 billion.

Headquartered in Houston, CenterPoint Energy has significant natural gas operations in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas, serving more than 3.4 million customers. The company also delivers electricity to more than 2.4 million customers in the greater Houston area. CenterPoint Energy’s competitive natural gas sales and services business serves more than 100,000 customers in 33 states. The company employs nearly 8,000.

Headquartered in Evansville, Ind., Vectren provides natural gas to more than 1 million customers in Indiana and Ohio, and electricity to 145,000 customers in Indiana. Vectren’s non-utility businesses include Infrastructure Services (VISCO), which provides underground pipeline construction, repair and replacement services, and Energy Services (VESCO), which offers performance contracting services and renewable energy project development. CenterPoint Energy intends to continue operating VISCO out of Indianapolis, Ind., and VESCO out of Newburgh, Ind. (near Evansville). Vectren also owns and operates power generation assets in Indiana with a production capacity of 1,248 megawatts. The company employs approximately 5,500.

Following the completion of the merger, the combined company expects to execute a unified business strategy focused on the safe and reliable delivery of electricity, natural gas and related services to customers.

Advantages and Benefits

By combining their experienced professionals and complementary businesses, CenterPoint Energy and Vectren believe they will create a strong, diversified company with compelling advantages and benefits:

•	Opportunities to leverage combined talent, skills and resources to enhance already award-winning customer service levels;

-more-

•	World-class workforce and financial resources to provide sustainable and innovative energy solutions;

•	Ability to share best practices for service, reliability and technology across the combined company’s footprint;

•	Opportunities to leverage and expand competitive energy-related services across a larger U.S. footprint; and

•	Combined company scale to create opportunities for long-term efficiencies in the delivery of services to customers.

Earnings Impact

With the merger, CenterPoint Energy expects to maintain an annual guidance basis EPS growth target of 5 to 7 percent in 2019 and 2020, excluding any one-time charges related to the merger.

Leadership

At the closing of the transaction, Scott M. Prochazka will serve as president and CEO of the combined company. The full executive team for the combined company will be announced prior to or in conjunction with the closing of the merger. The natural gas utilities operations of the combined company, as well as that businesses’ lead executive, will be headquartered in Evansville. Additionally, CenterPoint Energy will establish a chief business officer for Vectren’s electric business who will directly report to CenterPoint Energy’s CEO and spearhead southwestern Indiana’s electric grid modernization and generation transition initiatives recently underway. In addition to utility field employees, CenterPoint Energy will retain key operational activities in support of the utilities in Evansville.

Integration teams co-led by leaders from each company are in the process of being established and will be centered in Evansville. These teams will be responsible for identifying best practices and facilitating the integration of the two companies.

Commitment to the Community

CenterPoint Energy and Vectren share a commitment to the communities where they operate. Both companies are dedicated to supporting local charities, fostering employee volunteerism and building partnerships with diverse area businesses. Each company has a legacy of contributing to the social, economic and environmental sustainability of its communities, a commitment that will continue as the companies combine.

Pursuant to the merger agreement, CenterPoint Energy will contribute an additional $3 million per year for a minimum of five years after the closing of the merger to the Vectren Foundation, which will continue to operate out of Evansville. The Vectren Foundation supports education, environmental conservation and environmental stewardship, as well as community revitalization and sustainability across Vectren’s service territory. These areas are consistent with CenterPoint Energy’s strategic giving across its service territories.

-more-

Prochazka concluded, “CenterPoint Energy and Vectren both have outstanding histories and longstanding commitments to serving their customers and communities safely and reliably. We look forward to working with the talented people at Vectren as we integrate our two companies and build on our proven track records of success.”

Terms and Conditions

The closing of the transaction is subject to Vectren shareholder approval, approvals from the Federal Energy Regulatory Commission and Federal Communications Commission, and expiration or termination of the Hart-Scott-Rodino waiting period. In addition to these conditions, the company will make certain regulatory filings in Indiana and Ohio.

Subject to these conditions, the merger is expected to close by the first quarter 2019. Until the closing, CenterPoint Energy and Vectren will remain separate companies.

Advisors

Goldman Sachs & Co. LLC served as exclusive financial advisor to CenterPoint Energy. BofA Merrill Lynch served as exclusive financial advisor to Vectren. Akin Gump Strauss Hauer & Feld LLP and Bingham Greenbaum Doll LLP served as legal counsel to CenterPoint Energy. Baker Botts LLP served as legal counsel to Vectren.

Joint Investor Conference Call/Webcast

CenterPoint Energy President and CEO Scott Prochazka and Vectren Chairman, President and CEO Carl Chapman will host a conference call on Tuesday, April 24, 2018, at 9 a.m. Central time, 10 a.m. Eastern time.

Interested parties may listen to a live audio broadcast of the conference call on CenterPoint Energy’s website under the Investors section, as well as Vectren’s website under the Investor section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on CenterPoint Energy’s website for at least one year.

About CenterPoint Energy

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission and distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns 54.0 percent of the common units representing limited partner interests in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp. Enable Midstream Partners owns, operates and develops natural gas and crude oil infrastructure assets. With nearly 8,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, please visit www.CenterPointEnergy.com.

-more-

About Vectren Corporation

Vectren Corporation is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west central area. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. These include infrastructure services and energy services. To learn more about Vectren, visit www.vectren.com.

Forward-Looking Statement

The statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this press release are forward-looking statements made in good faith by us and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to: (1) CenterPoint Energy’s proposed acquisition of Vectren, (2) shareholder and regulatory approvals, (3) the completion of the proposed transactions, (4) benefits of the proposed transactions, (5) integration plans and expected synergies, (6) the expected timing of completion of the transactions, and (7) anticipated future financial measures and operating performance and results, including estimates for growth and other matters affecting future operations.

Risks Related to the Merger

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to:

(1) the risk that Vectren may be unable to obtain shareholder approval for the proposed transactions, (2) the risk that CenterPoint Energy or Vectren may be unable to obtain governmental and regulatory approvals required for the proposed transactions, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close, (4) the risk that a condition to the closing of the proposed transactions or the committed financing may not be satisfied, (5) the failure to obtain, or to obtain on favorable terms, any equity, debt or other financing necessary to complete or permanently finance the proposed transactions and the costs of such financing, (6) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions, (7) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Vectren that could interfere with the proposed transactions, (8) the timing to consummate the proposed transactions, (9) the costs incurred to consummate the proposed transactions, (10) the possibility that the expected cost savings, synergies or other value creation from the proposed transactions will not be realized, or will not be realized within the expected time period, (11) the risk that the companies may not realize fair values from properties that may be required to be sold in connection with the merger, (12) the credit ratings of the companies following the proposed transactions, (13) disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers, and (14) the diversion of management time and attention on the proposed transactions.

-more-

Risks Related to CenterPoint Energy

Important factors related to CenterPoint Energy, its affiliates, and its and their operations that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to:

(1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) changes in tax status; (G) access to debt and equity capital; and (H) the availability and prices of raw materials and services for current and future construction projects; (2) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) future economic conditions in regional and national markets and their effect on sales, prices and costs; (5) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (6) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (7) tax reform and legislation, including the effects of the comprehensive tax reform legislation informally referred to as the TCJA and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred taxes and CenterPoint Energy’s rates; (8) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (9) the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials; (10) problems with regulatory approval, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (11) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (12) the impact of unplanned facility outages; (13) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, pandemic health events or other occurrences; (14) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s investment in capital; (15) CenterPoint Energy’s ability to control operation and maintenance costs; (16) actions by credit rating agencies; (17) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms; (18) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans; (19) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets; (20) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation; (21) changes in rates of inflation; (22) inability of various counterparties to meet their obligations to CenterPoint Energy; (23) non-payment for CenterPoint Energy’s services due to financial distress of its customers; (24) the extent and effectiveness of CenterPoint Energy’s risk management and hedging activities, including, but not limited to, its financial and weather hedges; (25) timely and appropriate regulatory actions allowing securitization for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey; (26) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses (including a reduction of CenterPoint Energy’s interests in Enable, whether through its decision to sell all or a portion of the Enable common units it owns in the public equity markets or otherwise, subject to certain limitations), which CenterPoint Energy cannot assure will be completed or will have the anticipated benefits to it or Enable; (27) acquisition and merger activities involving CenterPoint Energy or its competitors; (28) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (29) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc., Reliant Energy and RRI), a wholly-owned subsidiary of NRG Energy, Inc. (NRG), and its subsidiaries, currently the subject of bankruptcy proceedings, to satisfy their obligations to CenterPoint Energy, including indemnity obligations; (30) the outcome of litigation; (31) the ability of retail electric providers (REPs), including REP affiliates of NRG and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (32) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (33) the timing and outcome of any audits, disputes and other proceedings related to taxes; (34) the effective tax rates; and (35) the effect of changes in and application of accounting standards and pronouncements.

-more-

Risks Related to Vectren

Important factors related to Vectren, its affiliates, and its and their operations that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to:

(1) factors affecting utility operations such as unfavorable or unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints, (2) new or proposed legislation, litigation and government regulation or other actions, such as changes in, rescission of or additions to tax laws or rates, pipeline safety regulation and environmental laws and regulations, including laws governing air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of generation plant costs and related assets; compliance with respect to these regulations could substantially change the operation and nature of Vectren’s utility operations, (3) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber attacks, or other similar occurrences could adversely affect Vectren’s facilities, operations, financial condition, results of operations, and reputation, (4) approval and timely recovery of new capital investments related to the electric generation transition plan, including timely approval to build and own generation, ability to meet capacity requirements, ability to procure resources needed to build new generation at a reasonable cost, ability to appropriately estimate costs of new generation, the effects of construction delays and cost overruns, ability to fully recover the investments made in retiring portions of the current generation fleet, scarcity of resources and labor, and workforce retention, development and training, (5) increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy, (6) regulatory factors such as uncertainty surrounding the composition of state regulatory commissions, adverse regulatory changes, unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory-related legislation by the Indiana Utility Regulatory Commission and/or Public Utilities Commission of Ohio and appellate courts that review decisions issued by the agencies, and the frequency and timing of rate increases, (7) financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the SEC; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight, (8) economic conditions including the effects of inflation, commodity prices, and monetary fluctuations, (9) economic conditions, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; economic impacts of changes in business strategy on both gas and electric large customers; lower residential and commercial customer counts; variance from normal population growth and changes in customer mix; higher operating expenses; and reductions in the value of investments, (10) volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense, (11) volatile oil prices and the potential impact on customer consumption and price of other fuel commodities, (12) direct or indirect effects on Vectren’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries, (13) the performance of projects undertaken by Vectren’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, Vectren Infrastructure Services Company, Vectren Energy Services Company, and remaining ProLiance Holdings, LLC assets, (14) factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume and mix of contracted work; mix of projects received under blanket contracts; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction, (15) factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; risks associated with projects owned or operated; failure to appropriately design, construct, or operate projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions, (16) employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness, (17) risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such

-more-

transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions, and (18) costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

The foregoing list of factors is not all-inclusive because it is not possible to predict all factors, and any and all differences between the risk factors under the headings “Risks Related to CenterPoint Energy” or “Risks Related to Vectren,” except where context dictates otherwise, are not intended to be, and should not be read as, a representation, warranty, statement, affirmation or acknowledgement of any kind by CenterPoint Energy, Vectren or their respective affiliates that any risk factors present under one heading, but absent under the other, are not potential risk factors for CenterPoint Energy or Vectren, or their respective affiliates, as applicable. Furthermore, it may not be possible to assess the impact of any such factor on CenterPoint Energy’s or Vectren’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Additional risks and uncertainties will be discussed in other materials that CenterPoint Energy and Vectren will file with the SEC in connection with the proposed transactions. Other risk factors are detailed from time to time in CenterPoint Energy’s and Vectren’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, but any specific factors that may be provided should not be construed as exhaustive. Each forward-looking statement speaks only as of the date of the particular statement. While we believe these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. Further, we undertake no obligation to update or revise any of our forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transactions, Vectren expects to file a proxy statement, as well as other materials, with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by Vectren with the SEC at http://www.sec.gov, the SEC’s website, or from Vectren’s website (http://www.vectren.com) under the tab, “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed by Vectren with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

CenterPoint Energy, Vectren and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from Vectren’s shareholders with respect to the proposed transactions. Information regarding the directors and executive officers of CenterPoint Energy is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 15, 2018, and information regarding the directors and executive officers of Vectren is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 22, 2018. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed transaction.

Prospective Financial Information

Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above see “Forward-Looking Statements” above. Accordingly, the prospective financial information provided above is only an estimate of what CenterPoint Energy management believes is realizable as of the date of this press release. It should also be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.

###